UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 5, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The stockholders of Las Vegas Sands Corp. (the “Company”) voted on the four proposals listed below at the Company’s Annual Meeting of Stockholders held on June 5, 2013.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2013.

Proposal 1 — Election of Directors

Votes regarding the election of Sheldon G. Adelson, Irwin Chafetz, Victor Chaltiel and Charles A. Koppelman to serve on the Board of Directors as Class III directors for three-year terms, which will expire at the Company’s 2016 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Sheldon G. Adelson	703,773,416	19,488,433	0
Irwin Chafetz	707,360,823	15,901,026	0
Victor Chaltiel	711,132,644	12,129,205	0
Charles A. Koppelman	671,971,267	51,290,582	0

Proposal 2 — Approval of the Performance-Based Provisions of the Company’s 2004 Equity Award Plan

Votes to approve the performance-based provisions of the Company’s 2004 Equity Award Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
716,637,108	6,152,440	472,301	0

Proposal 3 — Approval of the Performance-Based Provisions of the Company’s Executive Cash Incentive Plan

Votes to approve the performance-based provisions of the Company’s Executive Cash Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
716,833,603	5,920,617	507,629	0

Proposal 4 — An Advisory (Non-Binding) Vote on Executive Compensation

Votes to approve an advisory (non-binding) resolution on executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
608,171,587	112,805,627	2,284,635	0

Item 8.01   Other Events.

On June 5, 2013, the Company issued a press release announcing that the Company's Board of Directors authorized a multi-year program to repurchase up to $2.0 billion of the Company's outstanding shares of common stock. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Item.

Item 9.01   Financial Statements and Exhibits.

(d)      Exhibits.

99.1	Press release, dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 5, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Executive Vice President & Global General Counsel

INDEX TO EXHIBITS

99.1	Press release, dated June 5, 2013.